Exhibit 99.1

Contact: Mark Polzin (314) 982-1758

EMERSON ACHIEVES RECORD 2008 RESULTS

Sales of $24.8 Billion, Earnings Per Share from Continuing Operations of $3.11 and Return on Total Capital of 21.8 Percent

•	Fourth Quarter Sales Up 11 Percent to $6.7 Billion
•	Fourth Quarter Earnings Per Share of $0.88, Up 13 Percent
•	2008 Operating Cash Flow of $3.3 billion, Up 9 Percent
•	Quarterly Dividend Increased 10 Percent to $0.33 Per Share

ST. LOUIS, November 4, 2008 – Emerson (NYSE: EMR) today announced record net sales for fiscal 2008 of $24.8 billion, an increase of 12 percent from the prior year. Sales for the fourth quarter ended September 30, 2008 were $6.7 billion, an increase of 11 percent over the $6.0 billion for the same period last year. Underlying sales in the quarter grew 7 percent, excluding 2 percent from favorable currency exchange rates and 2 percent from acquisitions, net of divestitures. Underlying sales in the United States for the fourth quarter increased 1 percent. International sales increased 13 percent in the quarter on an underlying basis with Asia increasing 17 percent, Latin America increasing 25 percent, Middle East/Africa increasing 14 percent, and Europe increasing 6 percent.

Earnings per share of $0.88 for the fourth quarter increased 13 percent over the $0.78 achieved in the prior year period. The operating profit margin in the quarter expanded 70 basis points to 17.5 percent resulting from cost containment actions, volume leverage and favorable business mix. The pretax earnings margin for the fourth quarter was 14.9 percent. The Company continues to actively manage its

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portfolio of businesses and completed the sale of the European appliance motor and pump business on September 30, 2008 for $101 million.

“Emerson had an outstanding 2008 and finished the year in a very strong financial position,” said Emerson Chairman, Chief Executive Officer and President David N. Farr. “While the year ahead will present significant challenges and uncertainty, we are confident the diversity of our business portfolio, innovative technologies and services, our balanced global position, strong balance sheet and an incredibly talented and committed team of employees will help us outperform in a difficult environment.”

Underlying sales growth of 7 percent for fiscal year 2008 represents the fifth consecutive year of sales within or above the targeted underlying sales growth range of 5 to 7 percent. Reported sales grew 12 percent, currency translation added 4 percent and acquisitions, net of divestitures, added 1 percent. Sales outside the United States reached a record level of 54 percent of total sales. The operating profit margin was strong at 16.5 percent as the Company benefited from leverage on the additional volume and cost containment programs executed over the last five years. The pretax earnings margin for fiscal 2008 was 14.5 percent. Earnings per share from continuing operations increased 17 percent to $3.11 from the $2.65 achieved in fiscal 2007. Including the impact from discontinued operations, net earnings per share in fiscal year 2008 increased 15 percent to $3.06.

“Emerson’s record performance in 2008 demonstrates again just how well-positioned we are,” Farr said. “We have the correct strategies in place to grow across the business platforms, to seize the opportunities in emerging markets, to continue investment in breakthrough technologies and to tightly manage our assets to deliver high levels of profit margin and returns over the long-term. This is Emerson’s winning formula for our shareholders.”

Balance Sheet / Cash Flow

Operating cash flow was a record $3.3 billion in 2008, representing a 9 percent increase from 2007 and 13.3 percent of reported sales. In 2008, the Company

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returned 63 percent of operating cash flow to shareholders through $940 million in dividends and $1.1 billion in share repurchases.

Capital expenditures were $714 million in 2008, resulting in record free cash flow (operating cash flow less capital expenditures) for the year of $2.6 billion, an increase of 10 percent from the prior year. Free cash flow as a percent of net earnings was 107 percent for 2008, the eighth consecutive year in excess of 100 percent.

Increased earnings helped to drive the strong cash flow performance. In addition, better asset management helped average days-in-the-cash-cycle improve to 63 days from 65 days in the prior year. Return on total capital (ROTC) increased to a record 21.8 percent in fiscal 2008, up 170 basis points from the prior year and the seventh consecutive year of ROTC expansion.

Fiscal year 2008 was the Company’s 52nd year of increased dividends per share. The Board of Directors yesterday voted to increase the quarterly cash dividend by 10 percent from thirty cents ($0.30) to thirty-three cents ($0.33) per share of common stock. The dividend will be payable on December 10, 2008 to shareholders of record on November 14, 2008.

“Emerson continues to be a well-managed, financially-sound company and our strong balance sheet is a testament to that,” Farr said. “We had a tremendous year in 2008, generating $3.3 billion in operating cash flow and achieving a 21.8 percent return on total capital. The Company is well positioned for more challenging times ahead in 2009 and 2010, as we have spent $265 million in best cost restructuring actions in the last three years, of which $70 million was incurred in the last six months. We will continue to make smart growth investments in our businesses and maintain our focus on significant cash returns to shareholders.”

Fiscal 2008 Operating Highlights

Process Management delivered an exceptional year, with reported sales increasing 17 percent to $6.7 billion. Underlying sales growth for the year was 14 percent, which excludes a favorable impact of 4 percent from currency translation and

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a negative 1 percent impact from the Brooks Instrument divestiture, net of acquisitions. The margin for this segment expanded 90 basis points to 19.6 percent with significant ongoing strategic investments being made in next generation technologies and geographic expansion. Substantial project wins were also recorded in 2008 for Process Management’s Smart Wireless technology, and in the important and growing Chinese nuclear power market.

Industrial Automation sales were $4.9 billion, an increase of 14 percent from the prior year and the fifth consecutive year of a double-digit sales increase. Underlying sales increased by 7 percent, led by strength in the power generating alternator, fluid automation and materials joining businesses. Reported sales included a 7 percent favorable impact from currency translation. The margin for this segment was 15.0 percent compared to 15.6 percent in the prior year. The margin was impacted by a reduction in funds received under the U.S. Continued Dumping and Subsidy Offset Act, $3 million in 2008 compared with $24 million in 2007 and from the significant material inflation that occurred throughout the year.

Network Power had another strong year, with sales of $6.3 billion, an increase of 23 percent over 2007. Underlying sales growth was 11 percent, the Embedded Computing and other acquisitions contributed 9 percent and currency translation added 3 percent. The margin for this segment was 12.6 percent, expanding 10 basis points versus the prior year. The positive impacts from volume leverage, cost reduction programs and new products were mostly offset by dilution from acquisitions which impacted the margin approximately 110 basis points.

Climate Technologies achieved sales of $3.8 billion in 2008, an increase of 6 percent which included underlying sales growth of 3 percent and a positive currency impact of 3 percent. Strength in Asia offset slower sales in the United States and a significant decline in Europe. The segment margin in 2008 declined 50 basis points as higher prices were more than offset by material inflation, higher restructuring costs and growth investments.

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Appliance and Tools sales for the year decreased 4 percent to $3.9 billion. Underlying sales decreased 3 percent which excluded a favorable currency impact of 1 percent and a negative 2 percent impact from divestitures. The margin for this segment was 13.6 percent, a 50 basis point decline from 2007 driven by material inflation and volume deleverage which was not totally offset by price increases, and by the $31 million impairment charge related to the appliance control business, $22 million of which was recorded in the fourth quarter 2008. The decision has been made to not sell the appliance control business but to create value for our shareholders by integrating the business into the appliance motors business. The consolidation of these businesses will allow for a 40 percent reduction of overhead and the elimination of redundant manufacturing capacity. These actions will improve margins and returns in this combined business.

Fiscal 2009 Outlook

The outlook for fiscal year 2009 will be provided in the conference call slides and discussed during the investor conference call today.

Upcoming Investor Events

Today at 3:00 p.m. EST (2:00 p.m. CST), Emerson senior management will discuss the fourth quarter and fiscal year results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate website.

On November 12, 2008, Mr. Farr will present at the Robert W. Baird Industrial Conference in Chicago, Illinois. The presentation will begin at 10:30 a.m. EST and conclude at approximately 11:00 a.m. EST. All interested parties may listen to the live

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webcast via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the webcast will be available for approximately one week at the same location on the website.

On Friday morning, February 6, 2009, Emerson senior management will host Emerson’s annual investment community update meeting in New York City. Additional details will be available in December.

Forward-Looking and Cautionary Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company’s most recent Form 10-K filed with the SEC.

The Company expects to file the Form 10-K for fiscal 2008, including audited financial statements, within the next 30 days.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS, UNAUDITED)

	Quarter Ended September 30,		Percent
	2007	2008	Change

Net sales	$6,028	$6,696	11%
Less: Costs and expenses
Cost of sales	3,780	4,222
SG&A expenses	1,235	1,300
Other deductions, net	60	133
Interest expense, net	50	41
Earnings from continuing operations before income taxes	903	1,000	11%
Income taxes	282	310
Earnings from continuing operations	$621	$690	11%

Discontinued operations, net of tax	2	(2)
Net earnings	$623	$688

Diluted avg. shares outstanding (millions)	800.0	781.4

Diluted earnings per common share
Earnings from continuing operations	$0.78	$0.88	13%
Discontinued operations	–	–
Diluted earnings per common share	$0.78	$0.88	13%

	Quarter Ended September 30,
	2007	2008
Other deductions, net
Rationalization of operations	$21	$43
Amortization of intangibles	17	22
Other	27	68
Gains, net	(5)	–
Total	$60	$133

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TABLE 2

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS, UNAUDITED)

	Year Ended September 30,		Percent
	2007	2008	Change

Net sales	$22,131	$24,807	12%
Less: Costs and expenses
Cost of sales	14,066	15,668
SG&A expenses	4,569	5,057
Other deductions, net	175	303
Interest expense, net	228	188
Earnings from continuing operations before income taxes	3,093	3,591	16%
Income taxes	964	1,137
Earnings from continuing operations	$2,129	$2,454	15%

Discontinued operations, net of tax	7	(42)
Net earnings	$2,136	$2,412

Diluted avg. shares outstanding (millions)	803.9	789.4

Diluted earnings per common share
Earnings from continuing operations	$2.65	$3.11	17%
Discontinued operations	0.01	(0.05)
Diluted earnings per common share	$2.66	$3.06	15%

	Year Ended September 30,
	2007	2008
Other deductions, net
Rationalization of operations	$75	$92
Amortization of intangibles	63	81
Other	111	194
Gains, net	(74)	(64)
Total	$175	$303

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TABLE 3

EMERSON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS, UNAUDITED)

	September 30,
	2007	2008
Assets
Cash and equivalents	$1,008	$1,777
Receivables, net	4,260	4,618
Inventories	2,227	2,348
Other current assets	570	588
Total current assets	8,065	9,331
Property, plant & equipment, net	3,431	3,507
Goodwill	6,412	6,562
Other	1,772	1,640

	$19,680	$21,040

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$404	$1,221
Accounts payable	2,501	2,699
Accrued expenses	2,337	2,480
Income taxes	304	173
Total current liabilities	5,546	6,573
Long-term debt	3,372	3,297
Other liabilities	1,990	2,057
Stockholders’ equity	8,772	9,113

	$19,680	$21,040

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TABLE 4

EMERSON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2007	2008
Operating Activities
Net earnings	$2,136	$2,412
Depreciation and amortization	656	707
Changes in operating working capital	137	(22)
Pension funding	(136)	(135)
Other	223	331
Net cash provided by operating activities	3,016	3,293

Investing Activities
Capital expenditures	(681)	(714)
Purchases of businesses, net of cash and equivalents acquired	(295)	(561)
Other	106	203
Net cash used in investing activities	(870)	(1,072)

Financing Activities
Net increase (decrease) in short-term borrowings	(800)	521
Proceeds from long-term debt	496	400
Principal payments on long-term debt	(5)	(261)
Dividends paid	(837)	(940)
Purchases of treasury stock	(853)	(1,120)
Other	5	(54)
Net cash used in financing activities	(1,994)	(1,454)

Effect of exchange rate changes on cash and equivalents	46	2

Increase in cash and equivalents	198	769

Beginning cash and equivalents	810	1,008

Ending cash and equivalents	$1,008	$1,777

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TABLE 5

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended September 30,
	2007	2008
Sales
Process Management	$1,665	$1,888
Industrial Automation	1,123	1,280
Network Power	1,438	1,714
Climate Technologies	938	1,013
Appliance and Tools	1,013	975
	6,177	6,870
Eliminations	(149)	(174)
Net Sales	$6,028	$6,696

	Quarter Ended September 30,
	2007	2008
Earnings
Process Management	$341	$416
Industrial Automation	187	199
Network Power	204	215
Climate Technologies	133	138
Appliance and Tools	158	118
	1,023	1,086
Differences in accounting methods	54	60
Corporate and other	(124)	(105)
Interest expense, net	(50)	(41)
Earnings before income taxes	$903	$1,000

	Quarter Ended September 30,
	2007	2008
Rationalization of operations
Process Management	$7	$4
Industrial Automation	3	8
Network Power	9	12
Climate Technologies	–	12
Appliance and Tools	2	7
Total Emerson	$21	$43

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TABLE 6

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2007	2008
Sales
Process Management	$5,699	$6,652
Industrial Automation	4,269	4,852
Network Power	5,150	6,312
Climate Technologies	3,614	3,822
Appliance and Tools	4,006	3,861
	22,738	25,499
Eliminations	(607)	(692)
Net Sales	$22,131	$24,807

	Year Ended September 30,
	2007	2008
Earnings
Process Management	$1,066	$1,306
Industrial Automation	665	727
Network Power	645	794
Climate Technologies	538	551
Appliance and Tools	564	527
	3,478	3,905
Differences in accounting methods	210	232
Corporate and other	(367)	(358)
Interest expense, net	(228)	(188)
Earnings before income taxes	$3,093	$3,591

	Year Ended September 30,
	2007	2008
Rationalization of operations
Process Management	$15	$12
Industrial Automation	14	19
Network Power	23	28
Climate Technologies	9	22
Appliance and Tools	14	11
Total Emerson	$75	$92

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles non-GAAP measures with the most directly comparable GAAP measures (dollars in millions):

	4Q 2008	Fiscal 2008
Net Sales
Underlying Sales (Non-GAAP)	7%	7%
Foreign Currency Translation	2 pts	4 pts
Acquisitions/Divestitures	2 pts	1 pt
Net Sales	11%	12%

Full Year 2008 Cash Flow		Fiscal 2008
Operating Cash Flow		$3,293
Capital Expenditures		714
Free Cash Flow (Non-GAAP)		$2,579
Net Earnings		$2,412
% of Net Earnings
Operating Cash Flow		137%
Capital Expenditures		(30)%
Free Cash Flow (Non-GAAP)		107%

Fourth-Quarter Operating Profit	Q4 2007	Q4 2008
Net Sales	$6,028	$6,696	11%
Cost of Sales	3,780	4,222
SG&A Expenses	1,235	1,300
Operating Profit (Non-GAAP)	1,013	1,174	16%
Operating Profit Margin % (Non-GAAP)	16.8%	17.5%
Other Deductions, Net	60	133
Interest Expense, Net	50	41
Pretax Earnings	$903	$1,000	11%
Pretax Earnings Margin %	15.0%	14.9%

Fiscal Year Operating Profit	FY 2008
Net Sales	$24,807
Cost of Sales	15,668
SG&A Expenses	5,057
Operating Profit (Non-GAAP)	4,082
Operating Profit Margin % (Non-GAAP)	16.5%
Other Deductions, Net	303
Interest Expense, Net	188
Pretax Earnings	$3,591
Pretax Earnings Margin %	14.5%

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